UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________________
FORM 8-K
_______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 24, 2013

Cerner Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-15386	43-1196944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Rockcreek Parkway, North Kansas City, Missouri	64117
(Address of Principal Executive Offices)	(Zip Code)
(816) 201-1024
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) Amendment to Certificate of Incorporation

On February 28-March 1, 2013, the Board of Directors of Cerner Corporation (“Cerner”) adopted resolutions to amend, and on May 24, 2013 the shareholders of Cerner approved, a proposal to amend the Second Restated Certificate of Incorporation of Cerner Corporation to increase the number of Authorized Shares of Common Stock from 250,000,000 to 500,000,000 shares.

The Certificate of Amendment, effective May 24, 2013, is attached as Exhibit 3.1 to this report and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Cerner held its Annual Shareholders' Meeting on May 24, 2013. The shareholders considered and voted on the five proposals submitted for shareholder vote, each of which is described in detail in Cerner's 2013 Proxy Statement. The following is a brief description of the matters that were voted on at the Annual Shareholders' Meeting and the final results of such voting:

Proposal No. 1 - The election of three Class III Directors, Gerald E. Bisbee, Jr., Ph.D., Denis A. Cortese, M.D. and Linda M. Dillman, each to serve for a three year term.

Final Results: Gerald E. Bisbee, Jr., Ph.D., Denis A. Cortese, M.D. and Linda M. Dillman have been elected as Class III Directors.

	For	Against	Abstentions	Broker Non-votes

Gerald E. Bisbee, Jr., Ph.D.	142,149,437	3,806,803	353,567	11,877,275
Denis A. Cortese, M.D.	143,944,852	2,001,951	363,004	11,877,275
Linda M. Dillman	144,317,135	1,635,096	357,576	11,877,275

Proposal No. 2 - The ratification of the appointment of KPMG LLP as the independent registered public accounting firm of Cerner for 2013.
Final Results: The shareholders ratified the appointment of KPMG LLP as Cerner's independent registered public accounting firm for 2013.

	For	Against	Abstentions

KPMG LLP	156,358,470	1,554,699	273,913

There were no broker non-votes with respect to this proposal.

Proposal No. 3 - An advisory vote to approve the compensation of Cerner's Named Executive Officers.
Final Results: The shareholders approved, on an advisory basis, the compensation of Cerner's Named Executive Officers.

	For	Against	Abstentions	Broker Non-votes

Advisory Vote to Approve the Compensation of Cerner's Named Executive Officers	143,476,941	2,408,891	423,975	11,877,275

Proposal No. 4 - Consideration of an amendment to Cerner's Second Restated Certificate of Incorporation to declassify Cerner's Board of Directors structure.
Final Results: The shareholders did not approve an amendment to Cerner's Second Restated Certificate of Incorporation to repeal the classification of Cerner's Board of Directors.

	For	Against	Abstentions	Broker Non-votes

Consideration of an Amendment to Cerner's Second Restated Certificate of Incorporation to declassify Cerner's Board of Directors Structure	125,726,418	20,204,533	378,856	11,877,275

Proposal No. 5 - Consideration of an amendment to Cerner's Second Restated Certificate of Incorporation approving an increase to the number of authorized shares of Common Stock from 250,000,000 to 500,000,000 shares.
Final Results: The shareholders approved an amendment to Cerner's Second Restated Certificate of Incorporation increasing the number of authorized shares of Common Stock.

	For	Against	Abstentions

Consideration of an Amendment to Cerner's Second Restated Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock, par value of $0.01	138,686,850	18,991,005	509,227

Item 8.01 Other Events.

On May 24, 2013, the Board of Directors of Cerner approved a two-for-one split of its Common Stock in the form of a stock dividend, payable on or about June 28, 2013 to shareholders of record as of June 17, 2013. Upon completion of the split, the total number of shares of Common Stock outstanding will increase from approximately 172.3 million shares to approximately 344.6 million shares.

Cerner issued a press release regarding the two-for-one stock split, which is annexed hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

3.1	Certificate of Amendment dated May 24, 2013 to the Second Restated Certificate of Incorporation of Cerner Corporation

99.1	Press Release of Cerner Corporation dated May 28, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERNER CORPORATION

Date: May 28, 2013	By:	/s/ Marc G. Naughton
Marc G. Naughton, Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Amendment dated May 24, 2013 to the Second Restated Certificate of Incorporation of Cerner Corporation

99.1	Press Release of Cerner Corporation dated May 28, 2013